Exhibit 10.5

REMARKETER AGREEMENT

This REMARKETER AGREEMENT (this “AGREEMENT”) is made and entered into this day of November 9th, 2001, by and between Four Rivers Software Systems, Inc. (hereafter referred to as “VENDOR”) a Pennsylvania corporation with its principal place of business located at 2400 Ardmore Boulevard, Seventh Floor, Pittsburgh, PA 15221 and Source Atlantic, a Delaware corporation with its principal place of business located at 55 Accord Park Drive, Rockland, MA 02370 (hereafter referred to as “REMARKETER”)

Whereas the VENDOR is the owner and marketer of a certain suite of asset management software and associated services (as hereinafter defined, the “PRODUCT”) per Exhibit A, and

REMARKETER desires to resell to END USERS access to the PRODUCT based on the terms and conditions provided in this AGREEMENT and VENDOR desires to grant such to REMARKETER, and

REMARKETER wishes to have VENDOR provide limited integration services to create an interface between REMARKETER’s products and VENDOR’s products;

Therefore, the parties to this REMARKETER AGREEMENT contract and agree as follows:

I.	DEFINITIONS

A.	AGREEMENT. The term “AGREEMENT” is defined to consist of these terms and conditions, and Exhibits and/or Schedules attached hereto, and any written modification executed by the parties hereto that may be entered into from time to time, provided that all changes comply with the requirements for modifications as outlined herein, and shall constitute a complete AGREEMENT for the reselling of access to the SOFTWARE, the SERVICES, and the HOSTING SERVICES.

B.	PRODUCT. The term “PRODUCT” means the access to the SOFTWARE and the SERVICES identified in any Exhibit attached hereto and all related end user DOCUMENTATION.

C.	SOFTWARE. The term “SOFTWARE” means the iTMS software in USA formats including all end user support materials identified in any Exhibit attached hereto.

D.	END USER AGREEMENT. The agreement between the END USER and REMARKETER related to the use of the PRODUCT.

E.	END USERS. The term “END USER” means the customers of the REMARKETER who gain access to the PRODUCTS through an END USER AGREEMENT with the REMARKETER.

F.	HOSTING SERVICES means providing the hardware, software and network connections to the Internet to host iTMS online.

G.	SERVICES. The term “SERVICES” means installation advice, software maintenance, data conversion services, support, education, training and consulting services provided in English in USA formats and identified in the AGREEMENT or any Exhibit attached hereto.

H.	DATABASE SEGMENT. The term “DATABASE SEGMENT” means a logical subdivision of the data in one physical database. DATABASE SEGMENT(s) permits multiple organizational entities to share one physical database while maintaining privacy between the entities. DATABASE SEGMENT(s) gives the END USER the appearance of multiple logical databases within one physical database.

Page: 1 of 10

I.	DOCUMENTATION. The term “DOCUMENTATION” shall be defined as the “User Guide” supplied by VENDOR to assist END USER in use of PRODUCT.

II.	APPOINTMENT AS REMARKETER

A.	By this AGREEMENT the VENDOR appoints the REMARKETER as a REMARKETER for the PRODUCTS defined in Exhibit A

B.	The appointment is non-exclusive and will not prevent the VENDOR from appointing other agents or resellers of any kind or directly marketing the PRODUCTS to end-user customers.

C.	REMARKETER will have a non-transferable and non-exclusive right to resell access the PRODUCT to END USER organizations, which have signed an END USER AGREEMENT.

III.	PRODUCT

A.	The PRODUCT are defined in Exhibit A and consist of SOFTWARE and SERVICES.

B.	The VENDOR may delete any PRODUCT from Exhibit A of this AGREEMENT at any time with 60 days written notice to REMARKETER. The VENDOR may add PRODUCTS to Exhibit A at any time upon written notice to the REMARKETER. All such added PRODUCT will be PRODUCTS under this AGREEMENT. The VENDOR makes no commitment to offer any VENDOR PRODUCTS to the REMARKETER other than the PRODUCTS.

C.	Title to all software products supplied to the REMARKETER by the VENDOR pursuant to this AGREEMENT will remain with the VENDOR.

IV.	INTEGRATION SERVICES

A.	VENDOR, depending availability of resource, will provide integration consulting services and programming services at the rate of $140.00 per hours to REMARKETER to create an interface between the REMARKETER’s product and the PRODUCT.

B.	By the end of the design phase, VENDOR and REMARKETER shall mutually agree on the scope and detailed design of the integration project, acceptance process, testing process, milestones, project managers, and delivery dates.

C.	Upon completion of the specifications of the design phase, VENDOR shall notify REMARKETER of a fixed price at which it will be willing to complete the integration project, according to the agreed-upon schedule, milestones, etc. Upon agreement between VENDOR and REMARKETER as to price, VENDOR will provide consulting and programming services as may be necessary to complete the integration in accordance with the agreed-upon design and schedule.

D.	All work associated with the integration project is billable including the design and meeting time, whether in person or via telephone, between VENDOR and REMARKETER.

E.	Until completion of the design phase of the project, VENDOR makes no guarantees that VENDOR can accomplish the project. REMARKETER shall pay VENDOR for integration services on a milestone basis within 10 (ten) days of completion of the agreed-upon milestones.

F.	Vendor shall have all rights, title and interest in any software or other products developed during the integration project. Remarketer retains the exclusive rights to

Page: 2 of 10

perpetually use the software developed for the expressed purpose if linking Hourglass and iTMS.

V.	REGISTERING OPPORTUNITIES

A.	The REMARKETER agrees to contact the designated member of the VENDOR sales staff to register an opportunity with a specific account in an attempt to avoid overlap with the VENDOR sales efforts or the sales efforts of other remarketers, agents or resellers.

B.	The VENDOR, at its sole discretion, may choose to not accept a request for registration of an opportunity. If the VENDOR chooses not to accept the request for registration, the VENDOR will notify the REMARKETER in writing within 7 business days from the date of receipt of request.

C.	The REMARKETER is free to pursue opportunities without registration.

D.	The VENDOR will make reasonable efforts to avoid intentional overlapping sales efforts with registered opportunities, but makes no guarantees that incidental or accidental overlap will not occur.

E.	The VENDOR will track the list of registered accounts and will make the list available to the REMARKETER upon request.

F.	The VENDOR agrees to leave an account registered for a period of six (6) months after which time the account is no longer registered.

G.	The VENDOR agrees, at its sole discretion, to extend the registration of specific accounts in 3 months periods based on acceptable proof of continuing contact and progress towards closing the opportunity.

VI.	SALES ASSISTANCE

A.	The VENDOR, based on availability of resources, may provide the following assistance at no charge to the REMARKETER:

1.	Telephone calls with REMARKETER employees.

2.	Teleconferences with REMARKETER employees and organizations registered as opportunities. These teleconferences will be the primary means of delivering technical information.

3.	Remote Internet based PRODUCT demonstrations where the parties are in separate locations. The VENDOR will host these demonstrations and demonstrate the PRODUCT. At least (1) REMARKETER employee will participate at all times.

B.	The VENDOR, based on availability of resources, may provide resources for on-site demonstrations or meetings at organizations registered as opportunities. All travel and living expenses associated with a VENDOR employee participating in an on-site demonstration or meeting are the responsibility of the REMARKETER.

C.	Any sales assistance not specifically identified herein will be billable to REMARKETER and available from VENDOR based on availability of resources.

VII.	ORDERS AND DELIVERY

A.	The REMARKETER agrees to consult with the VENDOR concerning PRODUCT configuration to be offered to customers and the schedule to be proposed for the delivery of services to that customer.

Page: 3 of 10

B.	VENDOR agrees that REMARKETER may reformat the quotation and present it to the END USER in a manner deemed appropriate by the REMARKETER without changing the product descriptions, quantities and availability.

C.	Delivery dates on orders, agreements or confirmations are estimates only and the VENDOR will not be liable for delivery delays.

D.	The VENDOR will attempt to match the REMARKETER purchase order to a valid agreement and vendor quotation. The VENDOR reserves the right to reject an order if no contents of the VENDOR quotation do not match the REMARKETER purchase order.

E.	The VENDOR will invoice the REMARKETER directly for all PRODUCTS delivered.

VIII.	PRICES

A.	REMARKETER shall pay VENDOR for the PRODUCTS, according to the prices set forth on Exhibit A. Prices for PRODUCTS can be modified by VENDOR with 60 days written notice to REMARKETER.

IX.	STANDARDS FOR AND OBLIGATIONS OF REMARKETER

A.	The REMARKETER will use have access to iTMS OnLine IDs given a valid iTMS OnLine Service Agreement.

B.	The REMARKETER will pay all expenses incurred by REMARKETER’s employees related to the PRODUCTS.

C.	Immediately upon receipt, the REMARKETER will notify the VENDOR of any legal or other notices, which may affect the VENDOR or its licensors or vendors and will promptly respond to any notices regarding the PRODUCTS by its end-user customers.

X.	OBLIGATIONS OF VENDOR

A.	The VENDOR will provide to the REMARKETER, at a location and time designated by the VENDOR, training and related materials regarding the PRODUCT use and support at the daily rate as specified in Exhibit A. The REMARKETER will pay all travel and living costs associated with training including transportation and lodging subject to REMARKETER’S prior written approval of such expenses.

B.	The VENDOR will provide the REMARKETER with, as the VENDOR deems appropriate, periodic marketing communications and updates regarding the PRODUCTS.

C.	The VENDOR will provide technical support to the REMARKETER regarding the PRODUCTS. Such support will be provided subject to availability of the VENDOR’s resources and shall, and at the VENDOR’s discretion, be subject to charges imposed by the VENDOR with prior written notice.

D.	The VENDOR will be solely responsible for providing END USER customers with technical support and training regarding the PRODUCTS.

E.	If REMARKETER requests, at some future date, the responsibility for providing END USER Level One Support, the scope of such support shall be mutually agreed upon by both parties prior to REMARKETER providing such support.

F.	The VENDOR shall provide the HOSTING SERVICES, either directly or through a subcontractor.

G.	The VENDOR will provide the REMARKETER with such other assistance, as the VENDOR deems appropriate.

Page: 4 of 10

XI.	WARRANTIES AND DISCLAIMERS

A.	VENDOR represents and warrants to REMARKETER that the PRODUCTS and any software developed in connection with the integration project do not infringe on the intellectual property rights of any third party, and it has full right and authority to grant REMARKETER the rights contained herein.

B.	EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND IN VENDOR’s WARRANTIES TO END-USER CUSTOMERS THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. ALL PRODUCTS, SERVICES AND OTHER ITEMS ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND. VENDOR DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO BOTH VENDOR AND NON-VENDOR PRODUCTS. ANY VENDOR WARRANTIES MADE TO THE REMARKETER UNDER THIS AGREEMENT EXTEND SOLELY TO REMARKETER.

XII.	END USER AGREEMENTS

A.	The VENDOR and the REMARKETER shall mutually agree on an END USER AGREEMENT defining the relationship between the REMARKETER and the END USER related to the PRODUCTS. The REMARKETER shall only present to customers a form of END USER AGREEMENT that has been approved by VENDOR.

B.	The REMARKETER shall provide the VENDOR with a signed copy of an END USER AGREEMENT for each END USER before access to the PRODUCT begins.

XIII.	INDEMNITY

A.	INDEMINIFICATION BY VENDOR. VENDOR shall indemnify, defend and hold harmless REMARKETER and its directors, officers and employees against all damages arising from or in connection with any misrepresentation or breach of any representation, warranty or covenant of VENDOR under this AGREEMENT.

B.	INDEMINIFICATION BY REMARKETER. REMARKETER shall indemnify, defend and hold harmless VENDOR and its directors, officers and employees against all damages arising from or in connection with any misrepresentation or breach of any representation, warranty or covenant of REMARKETER under this AGREEMENT and any END USER AGREEMENT resulting from this AGREEMENT.

C.	NOTICE OF INDEMINIFICATION. A party seeking indemnification pursuant to this AGREEMENT (an “Indemnified Party”) from or against the assertion of any claim by a third person (a “Third Person Assertion”) will give prompt notice to the party from whom indemnification is sought (the “Indemnifying Party”); provided, however, that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder.

D.	ASSUMPTION OF DEFENSE. The Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel in its sole discretion.

E.	SETTLEMENT. The party controlling the defense of a Third Person Assertion, will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party, which consent will not be unreasonably withheld.

Page: 5 of 10

XIV.	TRADEMARKS AND TRADE NAMES: ADVERTISING

A.	No right or license is granted by VENDOR to REMARKETER to use VENDOR trademarks or trade names except as they appear on the PRODUCT marketed by REMARKETER or, as authorized by VENDOR, in advertising or promoting the PRODUCT. REMARKETER will not use any mark or name other than as permitted herein in connection with the marketing of PRODUCT.

B.	REMARKETER will not include VENDOR trademarks or trade names in any name under which REMARKETER does business but may use in correspondence, proposals or other materials in type smaller and less prominent than REMARKETER’s own name or mark the following legend: “Authorized REMARKETER – Four Rivers Software Systems, Inc. Products”

C.	REMARKETER will not affix any VENDOR trademarks, logos or trade names to any of its products. REMARKETER will not disturb any legend, notice, label, plate, designation of any VENDOR trademark, logo or trade name or serial number on PRODUCT.

D.	VENDOR, at its sole discretion, will also provide REMARKETER with written guidelines to assist REMARKETER in developing other advertising and promotional programs and materials for the PRODUCT. Except as otherwise provided in VENDOR Remarketer Policy or other VENDOR policies, all such programs and materials must be submitted to and approved in writing by VENDOR (except as to price and terms of sale REMARKETER intends to offer) before use.

XV.	PROTECTION OF PROPRIETARY INFORMATION

A.	With respect to the Proprietary Information (as hereinafter defined) supplied by either party to the other, the receiving party agrees: to use such Proprietary Information only in the performance of the services under this AGREEMENT; not to make copies of any such Proprietary Information without the express consent of the other party; not to disclose any such Proprietary Information or any part thereof outside that party’s business organization for any purpose; and to limit dissemination of such proprietary Information to persons within that party’s business organization who have a need to see such Proprietary Information for purposes of such services. “Proprietary Information” means any information (including business information) confidential to either party, which is disclosed to the other party and marked “proprietary”, “restricted”, “confidential” or with a similar notice, or that from the type of material or the context in which it was disclosed, is clearly intended to be confidential.

B.	The parties acknowledge that unauthorized disclosure of Proprietary Information may cause substantial economic loss to the other party.

C.	The parties will inform their employees of their obligations under this Section and instruct them so as to insure such obligations are met.

D.	This Section will not be construed to grant to either party any license or other rights, except as expressly set forth in this section.

E.	Upon termination, cancellation or expiration of this AGREEMENT, the parties will destroy (and, in writing, certify destruction) or return to the other party all copies of Proprietary Information in possession.

F.	The parties obligations under this Section will survive termination, cancellation or expiration of this AGREEMENT for (3) years from the date of termination.

G.

If the END USER AGREEMENT requires REMARKETER to preserve the confidentiality of the END USER data, VENDOR will honor the confidentiality obligations of the END USER and will be bound by the END USER’s confidentiality provisions.

Page: 6 of 10

XVI.	TERM, TERMINATION AND CANCELLATION

A.	This AGREEMENT will begin on the effective date and terminate without notice upon expiration of any term.

B.	The term of this AGREEMENT shall be three (3) years from the date of the AGREEMENT.

C.	Either the VENDOR or the REMARKETER may terminate this AGREEMENT without cause upon 30 days written notice.

D.	If either party breaches this AGREEMENT, the other may cancel it upon 30 days notice, unless the breach is cured within a 30-day notice period.

E.	If REMARKETER fails to meet the terms of payment under this AGREEMENT, VENDOR will have the right at any time thereafter to cancel this AGREEMENT upon giving written notice to REMARKETER.

F.	Upon the effective date of termination, cancellation or expiration:

1.	REMARKETER will pay VENDOR for all PRODUCT irrespective of the date of access to the PRODUCT and all other amounts then owed VENDOR;

2.	REMARKETER will discontinue use of its designation as an Authorized REMARKETER of VENDOR.

3.	END USER subscriptions to iTMS, and related support to those customers, shall remain in effect until the end of their respective terms.

G.	Orders outstanding on the effective date of termination or cancellation will be subject, at the sole discretion of the VENDOR, to acceptance, rejection or performance as if this AGREEMENT remained in force. Payment terms for orders accepted after the date of notice of termination or cancellation will be as specified by VENDOR.

H.	No damages (whether direct, consequential, special or incidental and including expenditures and loss of profit), indemnities or other compensation will be due or payable to REMARKETER by reason of termination, cancellation or non-renewal of this AGREEMENT.

I.	If the REMARKETER becomes insolvent or declares bankruptcy, this AGREEMENT will terminate immediately.

XVII.	OTHER PROVISIONS

A.	GOVERNING LAWS. This AGREEMENT will be governed by the laws of the Commonwealth of Pennsylvania.

B.	INDEPENDENT CONTRACTOR. The relationship of the VENDOR and the REMARKETER under this AGREEMENT is that of supplier and REMARKETER only, and neither is authorized to act as a representative of the other.

C.	ASSIGNMENT. Neither party of this AGREEMENT shall assign or delegate this AGREEMENT or any rights, duties, or obligations hereunder to any other person and/or entity without prior express written approval of the other party. Subject tot the foregoing, this AGREEMENT shall unure to the benefit of and be binding upon the successors, legal representatives and assignees of the parties hereto.

D.	WAIVER. Any failure or delay by VENDOR in exercising any right or remedy will not constitute a waiver. The waiver of any one default will not waive subsequent defaults of the same or different kind.

Page: 7 of 10

E.	LIMITATION ON ACTIONS. No legal proceeding, regardless of form, related to or arising from this AGREEMENT may be brought by either party more than two years after the cause of action has accrued.

F.	NOTICES. All notices shall be in writing and shall be deemed to be given or made when delivered by hand or an overnight delivery service that routinely provides confirmation of delivery at the address set forth in this AGREEMENT. Notice given by hand shall be effective when given. Notice given by overnight delivery service shall be effective when, according to the records of the delivery service, delivery is made.

G.	SEVERABILITY. Each provision of this AGREEMENT is severable and, if one or more provisions are declared invalid, the remaining provisions of this AGREEMENT will remain in full force and effect.

H.	FORCE MAJURE. Neither party hereto shall be liable for any failure or delay in performance of its obligations hereunder by reason of any event or circumstance beyond its reasonable control, including without limitation acts of God, war, riot, strike, labor disturbance, fire, explosion, flood or shortage or failure of suppliers.

I.	MODIFICATION. This AGREEMENT may be modified only by a writing signed by a duly authorized representative of each party and may not be modified verbally. The duly authorized representatives of the VENDOR are individuals with the title of Controller or President. No modification of this AGREEMENT will be effected by the acknowledgement or acceptance of purchase order or shipping instruction forms or any other document containing terms and conditions at variance with or in addition to those set forth in this AGREEMENT, all such varying or additional terms being deemed invalid.

J.	REMARKETER ACKNOWLEDGES IT HAS READ AND UNDERSTANDS THIS AGREEMENT (INCLUDING ALL ATTACHED EXHIBITS) AND IS NOT ENTERING INTO THIS AGREEMENT ON THE BASIS OF ANY REPRESENTATION NOT EXPRESSLY SET FORTH IN IT.

IN WITNESS WHEREOF, the parties to this REMARKETER AGREEMENT hereby indicate their acceptance of the terms and conditions stated herein by the signatures of their authorized representatives;

REMARKETER Source Atlantic Inc.	VENDOR, Four Rivers Software Systems, Inc.

s/s James C. Sanborn Signature	s/s Henry F. Wilde Signature

James C. Sanborn Printed Name	Henry F. Wilde Printed Name

VP, Operations Title	Chairman and CEO Title

November 9, 2001 Date	November 15, 2001 Date

Page: 8 of 10

Exhibit A – PRODUCT

Item	Description	Qty	Unit Price	Ext Price

1	iTMS OnLine Account Setup. Establishes account, database and initial IDs. (Model Number: OL-STF)	1 Each	$400.00	$400.00

2	iTMS OnLine User ID-1 ID for 1 month with access to (1) shared database segment and (1) user segment. (Model Number: OL-UL-1)	1 Each	$350.00	$350.00

3	iTMS OnLine WebRequest. Includes page creation and maintenance. Includes one page per database segment purchased. 1 Day of on-site consulting (SC-S-1) for page setup recommended. (Model Number: OL-WR)	1 Each	$100.00	$100.00

4	iTMS OnLine Additional User Database Segment-Single Segment. Billed per month. (Model Number: OL-SG-1)	1 Each	$200.00	$200.00

5	iTMS OnLine Database Transmittal-1 occurrence. FRSoft will create a backup of the customer’s database and send to customer on a CD. (Model Number: M-OL-DBT)	1 Each	$40.00	$40.00

6	iTMS OnLine On-Site Training-1 Day. 1 day of 8 hours including travel hours as required. Up to 8 students. Customer responsible for facilities, equipment, equipment setup and software installation. Expenses billed separately unless specifically stated otherwise. (Model Number: ST-OL-S-1)	1 Day	$1,200.00	$1,200.00

7	iTMS On-Site Consulting Services-1 day of 8 hours including travel hours as required. Expenses billed separately unless specifically stated otherwise. (Model Number: SC-S-1)	1 Day	$1,200.00	$1,200.00

8	Data Conversion of (1) physical input database in readable format. Items included in Level 4 conversion are: Assets, PMs, Tasks, PM Schedule, Resources, Accounts, Vendors, Locations, Work Order History, Materials, Material History, Purchase Orders and Purchase Order History. Description of the input database and database type are required. (Model Number: MDC-INP-L4)	1 Each	$900.00	$900.00

9	Merging of (1) physical input database into (1) physical output database or (1) database segment. Merging may require Work Order Numbers, Asset Numbers, Resources, Material IDs and other codes to be renumbered to be unique. (Model Number: MDC-INP-M)	1 Each	$300.00	$300.00

Page: 9 of 10

Item	Description	Qty	Unit Price	Ext Price

10	Data Conversion to (1) segment in (1) physical output iTMS or iTMS OnLine database. Data conversion to be done at FRSoft site unless specifically stated otherwise. Description of the output database is required. Includes trial and final data conversion for database unless specifically stated otherwise. (Model Number: MDC-ODB-S-1)	1 Each	$500.00	$500.00

11	Data Conversion-manipulation, cleanup, deletion, or archiving of the input data per written instructions from customer. Billed as delivered in 1 hour increments. (Model Number: MDC-CL-1)	1 Hour	$100.00	$100.00

Discounts:

This following discounts will be applied to any recurring monthly fees as listed in Exhibit A when a three (3) year iTMS OnLine Service Agreement is signed between REMARKETER and VENDOR:

Number of Databases	Percentage Discount on Recurring Monthly Fees on a three (3) year iTMS OnLine Service Agreement
1 – 5	5%
6 – 10	10%
11 – 15	15%
15 – up	20%

Page: 10 of 10